As filed with the Securities and Exchange Commission on August 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VERONA PHARMA PLC

(Exact name of registrant as specified in its charter)

United Kingdom	Not Applicable
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

3 More London Riverside London SE1 2RE UK Tel: +44 203 283 4200 (Address of principal executive offices)	Not Applicable (Zip code)

Verona Pharma plc 2017 Incentive Award Plan

(Full title of the plan)

Cogency Global, Inc.

10 E. 40th Street, 10th floor

New York, NY 10016

(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6000	James Inness Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Ordinary Shares, nominal value £0.05 per share	65,102,504 shares(2)	$1.00(3)	$65,102,504.00(3)	$8,451

(1)	Pursuant to Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional ordinary shares, nominal value £0.05 per share (“Ordinary Shares”) of Verona Pharma plc (the “Registrant”), which may become issuable under the Verona Pharma plc 2017 Incentive Award Plan (the “2017 Plan”) by reason of any share split, share dividend, recapitalization or other similar transaction.
(2)	Consists of 65,102,504 Ordinary Shares that may become issuable under the 2017 Plan pursuant to its terms. These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents eight Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-217353).

(3)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Ordinary Shares of £0.76, as reported on AIM, a market of the London Stock Exchange, on August 13, 2020 and converted to $1.00 at the noon buying rate of the Federal Reserve Bank of New York of £1.00 to $1.3108 on August 14, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 65,102,504 ordinary shares, nominal value £0.05 per share (“Ordinary Shares”) of Verona Pharma plc (the “Registrant”) that may become issuable under the Verona Pharma plc 2017 Incentive Award Plan, as it may be amended or restated from time to time (the “2017 Plan”). A Registration Statement of the Registrant on Form S-8 relating to the 2017 Plan is effective.

 # INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-217521 and 333-237926) filed with the Securities and Exchange Commission, relating to the 2017 Plan, are incorporated by reference herein.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Association of the Registrant, as amended and as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

5.1+	Opinion of Latham & Watkins LLP, counsel of the Registrant.

23.1+	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2 +	Consent of Latham & Watkins LLP, counsel of the Registrant (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1	Verona Pharma plc 2017 Incentive Award Plan, as it may be amended or restated from time to time, and forms of award agreements thereunder (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-237926) filed on April 30, 2020).

+ Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on this 20th day of August, 2020.

VERONA PHARMA PLC

By:	/s/ David Zaccardelli
	Name:	David Zaccardelli
	Title:	Chief Executive Officer

By:	/s/ Mark W. Hahn
	Name:	Mark W. Hahn
	Title:	Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Verona Pharma plc, hereby severally constitute and appoint David Zaccardelli and Mark W. Hahn, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Zaccardelli	Chief Executive Officer and Member of the Board (Principal Executive Officer)	August 20, 2020
David Zaccardelli
/s/ Mark W. Hahn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2020
Mark W. Hahn

/s/ David Ebsworth, Ph.D.	Chairman of the Board	August 20, 2020
David Ebsworth, Ph.D.

/s/ Ken Cunningham, M.D.	Member of the Board	August 20, 2020
Ken Cunningham, M.D.

/s/ Martin Edwards, M.D.	Member of the Board	August 20, 2020
Martin Edwards, M.D.

/s/ Rishi Gupta	Member of the Board	August 20, 2020
Rishi Gupta

/s/ Mahendra G. Shah, Ph.D.	Member of the Board	August 20, 2020
Mahendra G. Shah, Ph.D.

/s/ Andrew Sinclair, Ph.D.	Member of the Board	August 20, 2020
Andrew Sinclair, Ph.D.

/s/ Vikas Sinha	Member of the Board	August 20, 2020
Vikas Sinha

/s/ Anders Ullman, M.D., Ph.D.	Member of the Board	August 20, 2020
Anders Ullman, M.D., Ph.D.

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Verona Pharma plc, has signed this Registration Statement on Form S-8, in the City of New York, State of New York , on August 20, 2020.

COGENCY GLOBAL INC.

(Authorized Representative in the United States)

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.